                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ____)


Filed by the Registrant                    [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EURO TRADE & FORFAITING, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check appropriate box):

[x]   No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                          EURO TRADE & FORFAITING, INC.
                           9 King Street, Third Floor
                           London, England, EC2V 8EA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
Euro Trade & Forfaiting, Inc.:

      The 1999 Annual Meeting of Shareholders of Euro Trade & Forfaiting, Inc., a Utah corporation (the "Company"), will be held at 1:00 p.m. (London time) on May 16, 2000 at 9 King Street, Third Floor, London, England, for the following purposes:

      1. To elect four (4) directors of the Company; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 11, 2000 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                       By Order of the Board of Directors,


                                       /s/ James Carter
                                       -----------------------------------
                                       James Carter
                                       Secretary

London, England
April 12, 2000

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                        EURO TRADE & FORFAITING, INC.

                               PROXY STATEMENT
                               ---------------

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Euro Trade &
Forfaiting, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1:00 p.m. (London time) on May 16, 2000 at 9 King Street, Third Floor, London, England, and any adjournments thereof.

      The Annual Meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

      A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by: (i) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

      Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, par value $0.001 per share (the "Common Shares"), of the Company represented thereby will be voted for the election of the four directors nominated by the Board of Directors and in accordance with the best judgement of the named proxies on the matters properly brought before the Annual Meeting.

      The affirmative vote of at least a majority of the Common Shares cast in person or by proxy at the Annual Meeting is required to approve the election of each director. Cumulative voting in the election of directors is not permitted. A majority of the outstanding Common Shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum.

      This Proxy Statement and the enclosed proxy card will be first mailed on or about April 12, 2000 to the Company's shareholders of record on April 11, 2000 (the "Record Date").

      Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors, officers and regulatory employees of the Company, without additional remuneration therefor. The Company may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Company's Common Shares. All costs associated with soliciting proxies will be borne by the Company. The Company does not presently intend to employ any other party to assist in the solicitation process. Proxies should be signed and returned to the Secretary of the Company at 9 King Street, Third Floor, London, England, EC2V 8EA using the enclosed envelope.

      At the close of business on the Record Date, there were 16,945,224 Common Shares issued and outstanding. Each Common Share is entitled to one vote on each of the matters properly presented at the Annual Meeting.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The business of the Company is managed under the direction of the Company's Board of Directors. The Board of Directors is presently composed of four directors. At the annual meeting, four directors will be elected to serve until the Annual Meeting for the fiscal year 2000. The nominees for election as directors are Michael J. Smith, James Carter, Naren Desai and John Vowell, all of whom presently serve as directors. Each of the proposed nominees for director has indicated that he is willing and able to serve as a director following the Annual Meeting. If any of the nominees is unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as will be designated by the Board of Directors. Proxies received by the Company on which no designation is made will be voted FOR the nominee.

Directors

      The following table sets forth information regarding each nominee for election as a director.

Name               Current Position with the Company                   Age
----               ---------------------------------                   ---
Michael J. Smith   President, Chief Executive Officer and Director      52
James Carter       Secretary, Vice President and Director               54
Naren Desai        Treasurer, Vice President and Director               46
John Vowell        Vice President and Director                          35

      Michael J. Smith became a director, President and Chief Executive Officer of the Company on February 4, 2000. Mr. Smith is the President, Chief Executive Officer and a director of MFC Bancorp Ltd. and is the Chief Executive Officer, Chief Financial Officer and a director of TriMaine Holdings, Inc. and Drummond Financial Corporation. Mr. Smith was the Chief Financial Officer of Mercer International Inc. from May 1988 until 1996.

      James Carter became a director and Secretary of the Company on February 4, 2000. Mr. Carter is currently a Vice President of MFC Bancorp Ltd. He served as President and a director of Pine Resources Corporation from October 1998 to December 1999, and as President and a director of Renfield Enterprises Inc. from November 1998 to January 2000. Mr. Carter was the President and Chief Executive Officer of Carlin Resources Corp. from 1994 to 1998.

      Naren Desai became a director and Treasurer of the Company on February 4, 2000. Mr. Desai has been employed as an executive by the Company's wholly owned subsidiary, Euro Trade & Forfaiting Company Limited ("Euro Trade"), since October 1999. Prior to that, Mr. Desai was employed as a Chartered Accountant by Andrew Murray & Company from 1992 to September 1999. Mr. Desai holds an MBA from City University in London, England.

      John Vowell has been a director and officer of the Company since December 1998 and is currently responsible for day-to-day trading and administration activities and for monitoring the Company's overall trading and investment portfolio exposures. Prior to joining the Company in 1998, Mr. Vowell was a Senior Manager at Standard Bank London Limited from
1994 to 1997. From 1986 to 1994, Mr. Vowell was Assistant Manager of Trade Finance for Sumitomo Bank Ltd.

      The Board of Directors held seven meetings in fiscal 1999 and did not act through written consent during that period.

Committees of the Board

      The Board of Directors does not presently have a nominating or compensation committee.

      Audit Committee. The members of the audit committee are James Carter and Naren Desai, both of whom are officers and directors of the Company. The function of the audit committee is to meet and review the results of the audit of the Company's financial statements performed by the Company's independent public accountant and to recommend the selection of a new independent public accountant when necessary. The audit committee was not constituted and therefore did not meet during fiscal 1999.

Security Ownership of Management

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Shares on the Record Date by:
(i) each person known by the Company to beneficially own more than 5% of the Company's Common Shares, (ii) each executive officer and director of the Company, and (iii) all executive officers and directors of the Company as a group.


Name and Address of                  Amount and Nature of       Percent of
Beneficial Owner(1)                  Beneficial Ownership          Class
-------------------                  --------------------       ----------
Michael J. Smith
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                    202,663(2)              1.2%

James Carter
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                       -                     -

Naren Desai
Merrivale, 65 Balcombe Road, Haywards Heath
West Sussex, England  RH16 1PE                 -                     -

John Vowell
12 Netherheed
Thundersley, Essex, England 5S7 1TY         750,000                 4.4%




Collingwood Investment Limited(3)(4)
19 Peel Road
Douglas, Isle of Man, LM1 41S             4,400,000                25.9%

North Cascade Limited(4)(5)
19 Peel Road
Douglas, Isle of Man, LM1 41S             6,600,000                38.9%

All executive officers and directors
as a group (4 persons)                      952,663                 5.6%
--------------------------
(1)  The information presented in this table is based solely on information contained in Schedule 13Ds filed by the beneficial owners with the Securities and Exchange Commission or information furnished to the
Company.  Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.
(2)  Michael J. Smith is a director and officer of MFC Bancorp Ltd.
("MFC"), which owns all of the issued and outstanding common stock of MFC
Merchant Bank S.A. (the "Bank").  The Bank owns 202,663 Common Shares (the
"Shares") of the Company.  Michael J. Smith is not an officer or director of the Bank and disclaims beneficial ownership of the Shares.
(3)  The directors of Collingwood Investments Limited ("Collingwood") are
Colin Pearse and Richard Baker. The Mayflower Trust is the sole shareholder of Collingwood and therefore shares voting power with
Collingwood and the trustee of The Mayflower Trust, Aston Corporate
Trustees Limited, over the Common Shares of the Company beneficially owned by
Collingwood.
(4)  Pursuant to a Securities Pledge Agreement dated for reference January
31, 2000, Collingwood and North Cascade Limited ("Cascade") pledged their aggregate 11.0 million Common Shares of the Company to the Bank as security for a loan of $12 million made by the Bank to Collingwood and Cascade pursuant to a Loan Agreement made among them dated for reference January 31,
2000.  A copy of the Securities Pledge Agreement is attached as an exhibit to the Schedule 13D filed jointly by the Bank and MFC on February 17, 2000 and is incorporated herein by reference.
(5)  The directors of Cascade are Robert Griffin and Richard Tanner.  The
Mayflower Trust is the sole shareholder of Cascade and therefore shares voting power with Cascade, and the trustee of The Mayflower Trust, Aston
Corporate Trustees Limited, over the Common Shares of the Company beneficially owned by Cascade.

Executive Compensation

      The following table sets forth information concerning the total compensation earned or paid during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's current executive officers who received in excess of $100,000 in salary and bonus:


                                      Summary Compensation Table
                                         Annual Compensation
                                      --------------------------
Name and Principal                                         All Other
Position               Year   Salary ($)   Bonus ($)   Compensation ($)(3)
-------------------    ----   ----------   ---------   -------------------
John Vowell            1999    190,272      285,410          42,825
Chief Executive        1998    198,000      297,000          40,362
Officer(1)             1997     14,645(2)      -               -

---------------------------
(1)  Mr. Vowell was replaced by Michael J. Smith as the Company's
President and Chief Executive Officer on February 4, 2000.
(2)  For the period from May 14, 1997 to June 30, 1997.
(3) Other Compensation consists of a car allowance, mortgage subsidy, private health benefits and pension contributions paid to or on behalf of Mr. Vowell by Euro Trade.


Employment Agreements

      John Vowell's compensation in fiscal 1999 was determined by an employment agreement with Pt. Multikarsa Investama ("Multikarsa") dated April 28, 1997 (the "Employment

Agreement"). Multikarsa formerly owned all of the issued and outstanding shares of Euro Trade prior to the reorganization of Euro Trade on November 20, 1998. The Employment Agreement is for an indeterminate period of time and requires that Mr. Vowell be provided with six months notice prior to termination. Under the terms of the Employment Agreement, Mr. Vowell received an annual base salary and an annual bonus of one and a half times base salary in fiscal 1999 and 1998. Effective fiscal 2000, Mr. Vowell's annual bonus will be determined pursuant to the Employment Agreement and the Company's executive compensation philosophy. See "Report of the Directors on Executive Compensation".

Stock Options

      The Company does not have a stock option plan and no stock options were granted by the Company to any of its executive officers during fiscal 1999.

Compensation of Directors

      The Company does not compensate its directors for serving as directors, although directors are reimbursed by the Company for any expenses they incur in connection with performing their duties as directors. The Company paid a management fee of $280,673 to Polysindo UK Ltd. ("Polysindo") and $251,190 to Norfil Ltd., ("Norfil") in fiscal 1999 and 1998, respectively, in connection with Chandra Sekar acting as the Company's Chairman. The Company was related to each of Polysindo and Norfil and Mr. Sekar served as a director of both companies in fiscal 1999 and 1998.

      The following Report of the Directors on Executive Compensation and the Performance Graph included in this Proxy Statement will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under the Acts.

Report of the Directors on Executive Compensation

      During fiscal 1999, the Board of Directors was responsible for setting compensation philosophy and determining base salary, bonus and other benefits for the Company's senior executive officers except the Company's Chief Executive Officer. The Board of Directors believes that executive compensation should be closely aligned with the performance of the Company on both a short and long term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long term success. To that end, the Board of Directors' policy is that the compensation package for executive officers should consist of an annual base salary and an incentive bonus, the amount of which is dependent on the performance of both the Company and the executive officer during the prior fiscal year.

      Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salaries are based on a subjective evaluation of such factors as the level of responsibility, individual performance, level of pay and peer group pay levels. Incentive bonuses are generally granted based on a percentage of each executive officer's base salary.


      In fiscal 1999 and 1998, Mr. Vowell's base salary and bonus for serving as the Company's Chief Executive Officer were determined in accordance with the terms of the Employment Agreement. Effective fiscal 2000, Mr. Vowell's annual bonus will be determined in accordance with the Employment Agreement and the Company's executive compensation philosophy applicable to all executive officers of the Company.

/s/ Michael J. Smith  /s/ James Carter  /s/ Naren Desai  /s/ John Vowell

Performance Graph

      The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Company's Common Shares with the cumulative total return of the NASDAQ Market Index and the MG Industry Group Index for Credit Services Companies prepared by Media General Financial Services. Each of the total cumulative returns presented assumes a $100 investment on December 31, 1998 and the reinvestment of dividends.

                    Comparison of Cumulative Total Return Among the Company, NASDAQ Market Index and MG Industry Group Index

                         December   March      June    September December
                         31, 1998  31, 1999  30, 1999  30, 1999  31, 1999
                         --------  --------  --------  --------- --------
Euro Trade &
Forfaiting, Inc.         100.00      24.00     36.00     18.75     19.00
MG Industry Group Index  100.00     115.76    122.15    107.59    130.24
NASDAQ Market Index      100.00     111.72    121.57    123.55    182.47

Change in Control

      As disclosed in the Company's Form 10-Q dated February 10, 2000 for the period ended December 31, 1999, the Company entered into an administration and management services agreement (the "Services Agreement") with MFC Bancorp Ltd. ("MFC") dated for reference January 31, 2000 pursuant to which MFC will provide operating and management services to the Company for an initial term of three years. Pursuant to the Services Agreement, MFC will be paid an annual management fee and administration fee and has an option to acquire up to 15% of the issued and outstanding Common Shares of the Company after December 31, 2000 provided the Company reaches certain performance targets based upon increases in net asset value of the Company during the term of the Services Agreement. As part of the Services Agreement, the Company's Board of Directors has been reconstituted to consist of the directors appointed by the Company, being John Vowell and Naren Desai, and the directors appointed by MFC, being Michael J. Smith and James Carter.

      In addition, two shareholders of the Company, Collingwood Investments Limited and North Cascade Limited, which hold in aggregate
11.0 million Common Shares (the "Euro Shares") of the Company (being approximately 65% of the issued and outstanding shares), have entered into a support agreement (the "Support Agreement") with MFC dated for reference January 31, 2000, whereby they have agreed to, among other things, (i) take such action that may be required to fully carry out and implement the provisions and intent of the Services Agreement, including the reconstitution of the Company's Board of Directors and exercising the voting rights attached to the Euro Shares in favour of electing directors of the Company as provided for in the Services Agreement, and (ii) grant MFC a right of first refusal to purchase the Euro Shares.

      Copies of the Services Agreement and Support Agreement are attached as exhibits to the Company's second quarter report on Form 10-Q for the period ended December 31, 1999 and are incorporated herein by reference.

Certain Transactions

      On November 20, 1998, Rotunda Oil and Mining, Inc. ("Rotunda")(now Euro Trade & Forfaiting, Inc.) entered into an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") with Euro Trade pursuant to which Rotunda acquired all of the issued and outstanding shares of the common stock of Euro Trade in exchange for 11.0 million shares of previously unissued common stock of Rotunda. As a result of the transaction, Euro Trade became a wholly owned subsidiary of the Company and Rotunda changed its name to Euro Trade & Forfaiting, Inc. A copy of the Acquisition Agreement is attached as an exhibit to the Company's Form 10 filed May 5, 1999.

      On December 2, 1998, the Company issued 4.0 million Common Shares to certain non U.S. residents at an issue price of $0.05 per share pursuant to a private placement of shares under an exemption in Regulation D, Rule 504 of the Securities Act of 1933 (the "Private Placement"). The Company received gross proceeds of $200,000 from the Private Placement. There were no underwriting discounts or commissions paid as the offering was self-issued by the Company.

Indebtedness of Management

      During fiscal 1999, none of the Company's officers or directors, or any corporation or organization of which they are an executive officer or director or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, or any trust, was indebted to the Company or its subsidiary at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, require the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Shares (collectively, the "Reporting Persons"), to file with the SEC initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership of Common Shares and other equity securities of the Company (Form 4). Reporting Persons are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with for the fiscal year ended June 30, 1999.

                     INDEPENDENT ACCOUNTANTS AND AUDITORS

      Marc Lumer & Company ("MLC") examined the consolidated financial statements of the Company and its subsidiary for the year ended June 30, 1999. On March 1, 2000, MLC was replaced as the Company's certifying accountant with Peterson Sullivan P.L.L.C. ("Peterson Sullivan"). During the Company's two most recent fiscal years and the subsequent interim periods preceding MLC's replacement, the Company had no disagreements with MLC on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MLC, would have caused it to make reference to such disagreements in its reports on the Company's financial statements for such years and interim periods.

      The Company's reports on Form 8-K filed March 7, 2000 and Form 8-K/A filed March 21, 2000 concerning the appointment of Peterson Sullivan and replacement of MLC as the Company's certifying accountant are incorporated herein by reference. Representatives of Peterson Sullivan are not expected to be present at the Annual Meeting.

                                ANNUAL REPORT

      The Company's annual report, which contains consolidated audited financial statements for the fiscal year ended June 30, 1999, has preceded the mailing of this Proxy Statement. A copy of the Company's annual report will be provided to shareholders without charge upon written request directed to the Secretary of the Company at King Street, Third Floor, London, England, EC2V 8EA.

                         FUTURE SHAREHOLDER PROPOSALS

      Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Company on or before June 30, 2000. A shareholder must notify the Company on or before June 1, 2000 that he or she intends to introduce a proposal at the 2000 shareholder meeting or management will have discretionary authority to vote its proxies with respect to such proposal.

                                OTHER MATTERS

      The Board of Directors knows of no matter other than those mentioned in the Proxy Statement to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the proxy holders to vote the proxies in accordance with their judgment. If there is insufficient votes to approve any of the proposals contained herein, the Board of Directors may adjourn the meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

                                       By order of the Board of Directors,


                                       /s/ James Carter
                                       ----------------------------------
                                       James Carter
                                       Secretary

London, England
April 12, 2000

                                     PROXY

                          EURO TRADE & FORFAITING, INC.
                           9 King Street, Third Floor
                            London, England, EC2V 8EA

      This Proxy is solicited on behalf of the directors of Euro Trade & Forfaiting, Inc.

      The undersigned hereby appoints James Carter as proxy, with the power of substitution to represent and to vote as designated below, all the shares of the beneficial interest of Euro Trade & Forfaiting, Inc. held of record by the undersigned on April 11, 2000 at the Annual Meeting of Shareholders to be held on May 16, 2000 or on the date of any adjournment thereof.

      1.     ELECTION OF DIRECTORS

FOR the nominees listed below            WITHHOLD authority to vote
(except as marked to the                 for the nominee listed
contrary below)              [_]         below                        [_]

      (Instruction: To withhold authority to vote for a nominee, strike a line through the nominee's name in the list below.)

Michael J. Smith       James Carter       Naren Desai       John Vowell

      2. In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

      Please sign exactly as name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  _________________, 2000

Signature:  ___________________

Print Name:  __________________

Number of Shares: _____________

Please mark, sign, date and return this proxy promptly using the enclosed envelope.